Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Feb. 18, 2015

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Reports Year-End 2014 Financial Results, Updates Guidance

•	Full-Year 2014 Cash Distributions from Williams Partners and Access Midstream Partners Totaled $2 Billion, Up $447 Million, or 29%

•	Adjusted Segment Profit + DD&A is $3.32 Billion, Up 23% on Access Midstream Acquisition

•	Williams Partners/Access Midstream Merger Creates Leading, Large-Cap, Investment-Grade Natural Gas Infrastructure-Focused MLP with Robust Growth Outlook and Major Positions in Key Basins

•	Updating Guidance to Reflect Sharply Lower Commodity Price Assumptions; 2015 Commodity Margins Lower by 44% (Assumes $55 WTI, $3 Henry Hub Gas)

•	Expect New Williams Partners Adjusted EBITDA of Approximately $4.5 Billion in 2015, Increasing 34% to Approximately $6 Billion in 2017; 2015 Gross Margin Expected to be 88% Fee-Based

•	Expect Williams Partners per Unit Distribution of $3.40 in 2015 with 7% to 11% Annual LP Unit Distribution Growth Rate through 2017 with Growing Coverage

•	Expect Williams Dividend of $2.38 Per Share in 2015 with 10% to 15% Annual Dividend Growth through 2017 with Growing Coverage

TULSA, Okla. – Williams (NYSE: WMB) today announced unaudited 2014 financial results which includes pre-merger financial results of its two master limited partnerships (MLPs), Williams Partners L.P. and Access Midstream Partners, L.P. Effective Feb. 2, 2015, the two MLPs merged to form one leading, natural gas-focused MLP named Williams Partners L.P. (NYSE: WPZ).

Williams Summary Financial Information	Full Year		4Q
Amounts in millions, except per-share amounts. Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	2014	2013	2014	2013
(Unaudited)
Total MLP Cash Distributions to Williams (1)	$2,000	$1,553	$515	$445
Adjusted segment profit + DD&A (2)	$3,320	$2,689	$944	$728
Adjusted income from continuing operations (2)	$582	$559	$124	$148
Adjusted income from continuing operations per share (2)	$0.80	$0.81	$0.16	$0.22
Net income	$2,114	$430	$193	($14)
Net income per share	$2.92	$0.62	$0.26	($0.02)

(1)	The quarterly cash distributions in this table are declared and received in the following quarter.
(2)	Schedules reconciling segment profit to adjusted segment profit + DD&A and income from continuing operations to adjusted income from continuing operations (non-GAAP measures) are available at www.williams.com and as an attachment to this news release.

Williams reported 2014 total MLP cash distributions from Williams Partners and Access Midstream Partners of $2 billion, a $447 million, or 29 percent, increase from total MLP cash distributions received for 2013. Quarterly cash distributions discussed in this news release are declared and received in the following quarter, as these distributions relate to the prior quarter’s cash flow.

For fourth quarter 2014, Williams reported total MLP cash distributions of $515 million, a $70 million, or 16 percent, increase from total MLP cash distributions for fourth quarter 2013. The fourth quarter cash distribution of $0.85 per unit for common unitholders of the merged MLP was paid on Feb. 13 to common unitholders of record at the close of business on Feb. 9.

Williams reported 2014 adjusted segment profit + DD&A of $3.32 billion, compared with $2.689 billion for 2013. The $631 million, or 23 percent, year-over-year growth in adjusted segment profit + DD&A was driven by a $632 million increase in adjusted segment profit + DD&A for Access Midstream.

For fourth quarter 2014, Williams reported $944 million in adjusted segment profit + DD&A, compared with $728 million in the fourth quarter 2013. The $216 million, or 30 percent, increase for the quarter was primarily driven by a $386 million increase in adjusted segment profit + DD&A for Access Midstream, partially offset by a $170 million decrease in adjusted segment profit + DD&A for Williams Partners. The variance in adjusted segment profit + DD&A for the year and the quarter are discussed in the Business Segment results shown below.

Williams reported 2014 adjusted income from continuing operations of $582 million, or $0.80 per share, compared with $559 million, or $0.81 per share, for 2013. Fourth quarter 2014 adjusted income from continuing operations was $124 million, or $0.16 per share, compared with $148 million, or $0.22 per share, for fourth quarter 2013. The variance in adjusted income for the full-year and quarterly periods was driven by the changes in adjusted segment profit + DD&A as described in the Business Segment results shown below, as well as higher net interest expense, including interest associated with the acquisition of Access Midstream Partners and the consolidation of Access Midstream Partners’ debt beginning in third quarter 2014.

Williams reported unaudited 2014 net income attributable to Williams of $2.114 billion, or $2.92 per share on a diluted basis, compared with 2013 net income of $430 million, or $0.62 per share on a diluted basis. Fourth quarter 2014 net income attributable to Williams was $193 million, or $0.26 per share on a diluted basis, compared with net loss of $14 million, or $0.02 per share on a diluted basis for fourth quarter 2013.

The $1.684 billion increase in net income attributable to Williams was primarily the result of a $2.5 billion non-cash pre-tax gain resulting from measuring our previous equity-method investment in Access Midstream Partners at fair value related to our acquisition. This gain has been adjusted out of the adjusted income from continuing operations measure previously discussed.

CEO Commentary

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“Williams’ rapidly growing cash distributions from Williams Partners and Access Midstream Partners totaled $2 billion in 2014. With the two partnerships now merged into a leading large-cap MLP focused on natural gas infrastructure, we’re further positioned to take advantage of long-term natural gas demand growth for power generation, manufacturing and exports. We expect the new Williams Partners to generate approximately $4.5 billion of adjusted EBITDA in 2015 from a gross margin that is about 88 percent fee-based, the majority of which consists of contracts with demand payments, cost-of-service rates or minimum volume commitments.

“In the fourth quarter, Williams Partners’ fee-based revenues continued to grow and we began commissioning major new assets including Gulfstar One, Keathley Canyon Connector and our Geismar plant. These large-scale assets are ramping up in the first quarter of 2015 and are expected to deliver strong contributions for the balance of the year and beyond. However, the sharp decline in commodity prices, the delay in the startup of Geismar and higher costs associated with the commissioning of these large-scale assets, reduced our overall results.

“Over the next three years, we’re deploying 99 percent of Williams Partners’ planned $9 billion of growth capital toward fully-contracted, fee-based projects. As a result, we’re confident in our ability to deliver one of the highest rates of distribution growth amongst our large-cap peers, despite lower commodity prices.”

Business Segment Results

Williams’ business segments for 2014 financial reporting include results for pre-merger Williams Partners, pre-merger Access Midstream and Williams NGL & Petchem Services.

Prior to July 1, 2014, the Access Midstream segment included Williams’ equity earnings from its 50-percent interest in privately held Access Midstream Partners GP, L.L.C. and an approximate 23-percent limited-partner interest in Access Midstream Partners, L.P. As a result of our acquisition of additional ownership interests, periods after July 1, 2014 include the consolidated results of Access Midstream Partners.

Following the dropdown of certain of Williams’ Canadian assets to Williams Partners in February 2014, Williams NGL & Petchem Services segment is comprised of projects in various stages of development, including the offgas processor for the CNRL’s Horizon upgrader plant as well as petchem projects on the Gulf Coast. Prior period segment results have been recast to reflect our contribution of certain Canadian assets to Williams Partners.

Williams	Full-Year 2014				Full-Year 2013
Amounts in millions	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*
Williams Partners	$1,743	($12)	$1,731	$2,586	$1,677	$121	$1,798	$2,589
Access Midstream	2,803	(2,453)	350	725	61	(31)	30	93
Williams NGL & Petchem (1)	(115)	95	(20)	(20)	(32)	20	(12)	(12)
Other	4	0	4	29	(5)	0	(5)	19

Total	$4,435	($2,370)	$2,065	$3,320	$1,701	$110	$1,811	$2,689

	4Q 2014				4Q 2013
	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*
Williams Partners	$474	($184)	$290	$521	$345	$143	$488	$691
Access Midstream	225	27	252	422	26	(5)	21	36
Williams NGL & Petchem (1)	(4)	(1)	(5)	(5)	(25)	20	(5)	(5)
Other	(1)	0	(1)	6	0	0	0	6

Total	$694	($158)	$536	$944	$346	$158	$504	$728

*	Schedules reconciling segment profit to adjusted segment profit and adjusted segment profit + DD&A are attached to this news release.
**	Adjustments for Williams Partners consist primarily of assumed business interruption insurance related to the Geismar plant and the removal of a contingency gain. Adjustments for Access Midstream consist primarily of the non-cash remeasurement gain related to the change from equity-method accounting to consolidated discussed in the body of this news release. Adjustments to Williams NGL & Petchem Services consist primarily of charges related to the canceled Bluegrass Pipeline project.
(1)	Williams NGL & Petchem Services segment is comprised of projects in various stages of development, including the CNRL Horizon offgas processing project in Canada as well as NGL and petrochemical pipeline projects on the Gulf Coast.

Pre-Merger Williams Partners

Williams Partners is focused on natural gas and natural gas liquids (NGL) transportation, gathering, treating, processing and storage; NGL fractionation; olefins production; and crude oil transportation.

Williams Partners reported 2014 adjusted segment profit + DD&A of $2.586 billion, compared with $2.589 billion for 2013. The results include a $199 million increase in fee-based revenues, offset by $56 million lower Geismar results (including actual and assumed business interruption insurance proceeds of $123 million and $311 million for 2013 and 2014, respectively). Additionally, 2014 adjusted segment profit + DD&A was reduced by $181 million as a result of commodity price declines including $130 million lower NGL margins and $51 million primarily related to unfavorable inventory adjustments.

Fourth quarter 2014 adjusted segment profit + DD&A was $521 million, compared with $691 million for fourth quarter 2013. The decrease for the quarter was primarily due to $137 million lower Geismar results (including actual and assumed business interruption insurance proceeds of $108 million for fourth quarter 2013). The partnership estimates that adjusted segment profit + DD&A would have been approximately $160 million higher had the expanded Geismar plant been in operation during fourth quarter 2014. Additionally, a $55 million increase in fee-based revenues was more than offset by $88 million of commodity price declines, including $47 million primarily related to unfavorable inventory adjustments and $41 million lower NGL margins.

Pre-merger Williams Partners’ complete financial results for 2014 are provided in the year-end earnings news release issued today by the newly merged MLP.

Pre-Merger Access Midstream

Due primarily to Williams’ acquisition of additional ownership interests in and consolidation of Access Midstream as described above, 2014 adjusted segment profit + DD&A increased to $725 million, compared with $93 million for 2013. Similarly, for fourth quarter 2014, adjusted segment profit + DD&A increased to $422 million, compared with $36 million for fourth quarter 2013.

On a standalone basis, pre-merger Access Midstream’s 2014 adjusted EBITDA was $1.161 billion, an increase of $302 million, or 35.2 percent, compared to 2013 adjusted EBITDA of $859 million. Adjusted EBITDA for fourth quarter 2014 totaled $317 million, an increase of $76 million, or 31.5 percent, from fourth quarter 2013 adjusted EBITDA of $241 million.

Pre-merger Access Midstream’s complete financial results for 2014 are provided in the year-end earnings news release issued today by the newly merged MLP.

Guidance Updates

Earnings and cash flow guidance for Williams and the newly merged MLP, which is named Williams Partners, reflects the following key assumptions:

a.	Substantially lower commodity price assumptions (see accompanying table)

b.	Lower expected fee-based volumes in certain areas as a result of the lower commodity price environment

c.	Our Geismar plant, which restarted in February 2015, will continue to ramp up to expanded capacity through March. Production during February and March is expected to be intermittent, resulting in limited financial contribution for the first quarter.

d.	Deferral of the planned dropdown of Williams’ remaining NGL & Petchem Services projects in order to reduce Williams Partners’ near-term capital requirements

Updated guidance for Williams Partners’ 2015 common unit cash distributions is $3.40 with an annual growth rate of 7 percent to 11 percent through 2017 with growing coverage.

Based on Williams Partners’ updated cash distribution guidance, Williams is updating guidance for its expected dividends per share. Guidance for Williams’ 2015 cash dividend is $2.38 per share with an annual growth rate of 10 percent to 15 percent through 2017 with growing coverage.

Williams plans to utilize revolver borrowings to fund its NGL & Petchem segment growth capital totaling about $260 million in 2015. Williams’ financial guidance does not require any Williams’ equity financing. Williams’ current guidance assumes approximately $600 million of Williams Partners’ equity financing for 2015. We anticipate meeting these equity needs through Williams Partners’ at-the-market program. Additional Williams Partners’ financing needs are expected to be met primarily through issuance of long-term debt as well as revolver and commercial paper borrowings. The company expects to maintain investment-grade credit ratings for both Williams and Williams Partners.

Current guidance is provided in the following table:

Williams - Financial outlook and commodity price assumptions

	2015									2016							2017
	Low			Mid			High			Low			Mid		High		Low		Mid		High
Adjusted EBITDA (millions)
Williams Partners		$4,300			$4,465			$4,630			$5,120		$5,315		$5,510		$5,750		$5,965		$6,180
Williams NGL & Petchem Services	-$	5		-$	5		-$	5		-$	5		$5		$15		$20		$30		$40
Other		$50			$50			$50			$55		$55		$55		$55		$55		$55

Total Adjusted EBITDA (1)		$4,345			$4,510			$4,675			$5,170		$5,375		$5,580		$5,825		$6,050		$6,275

Capital & Investment Expenditures (millions)
Williams Partners Growth		$3,250			$3,525			$3,800			$2,650		$2,925		$3,200		$2,550		$2,850		$3,150
Williams Partners Maintenance		$430			$430			$430			$430		$430		$430		$430		$430		$430
Williams NGL & Petchem Growth		$220			$260			$300			$155		$185		$215		$0		$0		$0
Williams NGL & Petchem Services Maintenance		$0			$0			$0			$5		$5		$5		$5		$5		$5
Other		$60			$60			$60			$60		$60		$60		$40		$40		$40

Total Capital & Investment Expenditures		$3,960			$4,275			$4,590			$3,300		$3,605		$3,910		$3,025		$3,325		$3,625

Williams
Cash Available for Dividends (1)					$1,875								$2,135						$2,525
Cash Dividends					$1,785								$2,020						$2,290
Dividends per Share					$2.38								$2.68						$3.01
Dividend Coverage Ratio (1)					1.05	x							1.06	x					1.10	x

Williams Partners
Distributable Cash Flow (1)		$2,845			$3,010			$3,175			$3,475		$3,675		$3,875		$3,960		$4,185		$4,410
Cash Distributions		$3,010			$3,005			$2,995			$3,380		$3,440		$3,515		$3,770		$3,925		$4,090
Cash Distributions per LP Unit		$3.40			$3.40			$3.40			$3.64		$3.71		$3.78		$3.89		$4.04		$4.19
Cash Distribution Coverage Ratio (1)		0.95	x		1.00	x		1.06	x		1.03	x	1.07	x	1.10	x	1.05	x	1.07	x	1.08	x
Pro Forma Cash Distribution Coverage Ratio (2)					1.05	x							NA						NA

Commodity Price Assumptions
Crude Oil - WTI ($ per barrel)		$45.00			$55.00			$65.00			$53.75		$65.00		$76.25		$57.50		$70.00		$82.50
Natural Gas - Henry Hub ($/MMBtu)		$2.50			$3.00			$3.50			$2.75		$3.25		$3.75		$3.25		$3.75		$4.25
Composite NGL Barrel ($ per gallon)		$0.360			$0.450			$0.520			$0.410		$0.490		$0.560		$0.460		$0.550		$0.620
Crack Spread ($ per pound) (3)		$0.297			$0.350			$0.411			$0.323		$0.376		$0.443		$0.346		$0.395		$0.466
Ethylene spot - ($ per pound)		$0.360			$0.430			$0.500			$0.395		$0.465		$0.540		$0.430		$0.500		$0.580
Ethane - ($ per gallon)		$0.150			$0.190			$0.210			$0.170		$0.210		$0.230		$0.200		$0.250		$0.270
Propane ($ per gallon)		$0.500			$0.600			$0.700			$0.550		$0.650		$0.750		$0.600		$0.700		$0.800
Propylene Spot ($ per pound)		$0.405			$0.475			$0.545			$0.415		$0.485		$0.555		$0.430		$0.500		$0.570

(1)	Adjusted EBITDA, distributable cash flow, cash distribution coverage ratio and cash available for dividends are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	We estimate the 2015 cash distribution coverage ratio would have been approximately 1.05x, assuming Geismar, Keathley Canyon Connector and Gulfstar One were in service at expected capacity for full-year 2015.
(3)	Crack spread is based on delivered U.S. Gulf Coast ethylene and Mont Belvieu ethane.

Year-End 2014 Materials to be Posted Shortly; Conference Call Scheduled for Tomorrow

Williams’ year-end 2014 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package.

Williams and Williams Partners plan to jointly host a conference call and live webcast on Thursday, Feb. 19, at 9:30 a.m. EST. A limited number of phone lines will be available at (800) 768-6570. International callers should dial (785) 830-1942. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Form 10-K

The company plans to file its 2014 Form 10-K with the Securities and Exchange Commission next week. Once filed, the document will be available on both the SEC and Williams’ websites.

Definitions and Non-GAAP Measures

This news release includes certain financial measures – adjusted EBITDA, adjusted segment profit and adjusted segment profit + DD&A, adjusted income from continuing operations (“earnings”), adjusted earnings per share, cash available for dividends, dividend coverage ratio, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. For the following definitions, depreciation and amortization (DD&A) includes amortization of basis differences related to equity-method investments.

Adjusted EBITDA is defined as net income (loss) before income tax expense, net interest expense, depreciation and amortization expense (including amortization of basis differences related to equity-method investments) and equity earnings from investments, adjusted for certain other items management believes affect the comparability of operating results. We also add our proportional ownership share of net income (loss) before income tax expense, net interest expense, depreciation and amortization expense of equity investments.

Adjusted income from continuing operations and adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Adjusted segment profit + DD&A is adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into results from ongoing operations.

For Williams, cash available for dividends is defined as cash received from its ownership in MLPs, cash received (used) by its NGL & Petchem Services segment (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Williams and not the underlying MLPs. We also calculate the ratio of cash available for dividends to the total cash dividends paid (dividend coverage ratio). This measure reflects Williams’ cash available for dividends relative to its actual cash dividends paid.

For the new merged-MLP, Williams Partners L.P., we define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash paid for interest expense, distributions to noncontrolling interests and cash income taxes.

For the new merged-MLP, Williams Partners L.P., we also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted segment profit, adjusted segment profit + DD&A, adjusted income from continuing operations, cash available for dividends, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure to connect North American natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 60 percent of Williams Partners L.P. (NYSE: WPZ), including the general-partner interest. Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With substantial positions across top U.S. supply basins and also in Canada, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – moving approximately 20 percent of U.S. natural gas for clean-power generation, home heating and industrial use. www.williams.com

Forward Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) and Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected levels of cash distributions by WPZ with respect to general partner interests, incentive distribution rights, and limited partner interests;

•	The levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and WPZ;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this presentation. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand, and volatility of prices;

•	Inflation, interest rates, and fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	The ability to recover expected insurance proceeds related to the Geismar plant;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	WPZ’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this presentation. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ and WPZ’s annual reports on Form 10-K filed with the SEC on Feb. 26, 2014, and each of our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

# # #

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

December 31, 2014

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2013					2014
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$162	$149	$143	$(13)	$441	$140	$99	$1,678	$193	$2,110

Income (loss) from continuing operations—diluted earnings per common share	$.23	$.22	$.20	$(.02)	$.64	$.20	$.14	$2.22	$.26	$2.91

Adjustments:

Williams Partners
Net loss (recovery) related to Eminence storage facility leak	$—	$(5)	$5	$(2)	$(2)	$—	$—	$—	$—	$—
Share of impairments at equity method investee	—	—	—	7	7	—	—	—	—	—
Contingency loss (gain), net of legal costs	(6)	—	9	16	19	—	—	—	(143)	(143)
Loss related to Geismar Incident	—	6	4	4	14	—	—	5	5	10
Geismar Incident adjustment for insurance and timing	—	—	(35)	118	83	54	96	—	(71)	79
Loss related to compressor station fire	—	—	—	—	—	6	—	—	—	6
Impairment of certain materials and equipment	—	—	—	—	—	—	17	—	23	40
Loss related to Opal incident	—	—	—	—	—	—	6	—	2	8
Net gain related to partial acreage dedication release	—	—	—	—	—	—	—	(12)	—	(12)

Total Williams Partners adjustments	(6)	1	(17)	143	121	60	119	(7)	(184)	(12)

Access Midstream
Equity-method investment in ACMP remeasurement gain	—	—	—	—	—	—	—	(2,522)	(22)	(2,544)
WMB impact of ACMP transaction-related compensation expenses	—	—	—	—	—	—	—	24	—	24
Gain associated with ACMP equity issuance	—	(26)	—	(5)	(31)	—	(4)	(1)	—	(5)
Acquisition-related expenses	—	—	—	—	—	—	2	13	1	16
Merger and transition related expenses	—	—	—	—	—	—	—	8	29	37
Loss on sale of equipment	—	—	—	—	—	—	—	—	7	7
Impairment of certain materials and equipment	—	—	—	—	—	—	—	—	12	12

Total Access Midstream adjustments	—	(26)	—	(5)	(31)	—	(2)	(2,478)	27	(2,453)

Williams NGL & Petchem Services
Write-off of abandoned project	—	—	—	20	20	—	—	—	—	—
Bluegrass Pipeline project development costs—(100% consolidated)	—	—	—	—	—	19	—	—	(1)	18
Bluegrass Pipeline and Moss Lake project development costs (50% equity investment losses)	—	—	—	—	—	6	1	—	—	7
Equity investment losses related to Bluegrass Pipeline and Moss Lake write-offs	—	—	—	—	—	70	—	—	—	70

Total Williams NGL & Petchem Services adjustments	—	—	—	20	20	95	1	—	(1)	95

Adjustments included in segment profit (loss)	(6)	(25)	(17)	158	110	155	118	(2,485)	(158)	(2,370)

Adjustments below segment profit (loss)
Reorganization-related costs	2	—	—	—	2	—	—	—	—	—
Transition-related costs	—	—	—	—	—	—	—	6	8	14
Acquisition-related financing expenses—Access Midstream	—	—	—	—	—	—	9	—	—	9
Interest income on receivable from sale of Venezuela assets—Other	(13)	(13)	(11)	(13)	(50)	(13)	(14)	(14)	—	(41)
Allocation of adjustments to noncontrolling interests	5	4	9	(46)	(28)	(25)	(36)	3	38	(20)

	(6)	(9)	(2)	(59)	(76)	(38)	(41)	(5)	46	(38)

Total adjustments	(12)	(34)	(19)	99	34	117	77	(2,490)	(112)	(2,408)
Less tax effect for above items	1	10	4	(39)	(24)	(47)	(32)	925	41	887

Adjustments for tax-related items [1]	1	4	2	101	108	(20)	14	(3)	2	(7)

Adjusted income from continuing operations available to common stockholders	$152	$129	$130	$148	$559	$190	$158	$110	$124	$582

Adjusted diluted earnings per common share [2]	$.22	$.19	$.19	$.22	$.81	$.28	$.23	$.15	$.16	$.80

Weighted-average shares—diluted (thousands)	687,143	686,924	687,306	687,712	687,185	688,904	700,696	752,064	751,898	723,641

(1)	The fourth quarter of 2013 includes a favorable adjustment to reflect taxes on undistributed earnings of certain foreign operations that are no longer considered permanently reinvested. The first quarter of 2014 includes an unfavorable adjustment related to completing the dropdown of certain Canadian operations to Williams Partners. The second quarter of 2014 includes a favorable adjustment to reflect taxes on undistributed earnings of certain foreign operations that are no longer considered permanently reinvested.

(2)	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Income

(UNAUDITED)

	2013					2014
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues	$706	$721	$736	$776	2,939	$819	$825	$1,127	$1,345	$4,116
Product sales	1,104	1,046	887	884	3,921	930	853	942	796	3,521

Total revenues	1,810	1,767	1,623	1,660	6,860	1,749	1,678	2,069	2,141	7,637

Costs and expenses:
Product costs	790	801	710	726	3,027	769	724	807	716	3,016
Operating and maintenance expenses	260	291	269	277	1,097	298	308	412	474	1,492
Depreciation and amortization expenses	201	198	207	209	815	214	214	369	379	1,176
Selling, general, and administrative expenses	132	123	130	127	512	150	136	171	204	661
Net insurance recoveries—Geismar Incident	—	—	(50)	10	(40)	(119)	(42)	—	(71)	(232)
Other (income) expense—net	1	4	21	48	74	17	27	3	(92)	(45)

Total costs and expenses	1,384	1,417	1,287	1,397	5,485	1,329	1,367	1,762	1,610	6,068

Equity earnings (losses)	18	38	37	41	134	(48)	37	66	89	144
Gain on remeasurement of equity-method investment	—	—	—	—	—	—	—	2,522	22	2,544
Income (loss) from investments	(1)	25	(1)	5	28	—	4	(3)	(1)	—
General corporate expenses	44	43	40	37	164	40	43	42	53	178

Total segment profit (loss)	487	456	412	346	1,701	412	395	2,934	694	4,435

Reclass equity earnings (losses)	(18)	(38)	(37)	(41)	(134)	48	(37)	(66)	(89)	(144)
Reclass gain on remeasurement of equity-method investment	—	—	—	—	—	—	—	(2,522)	(22)	(2,544)
Reclass income (loss) from investments	1	(25)	1	(5)	(28)	—	(4)	3	1	—
Reclass general corporate expenses	(44)	(43)	(40)	(37)	(164)	(40)	(43)	(42)	(53)	(178)

Operating income (loss)	426	350	336	263	1,375	420	311	307	531	1,569
Equity earnings (losses)	18	38	37	41	134	(48)	37	66	89	144
Gain on remeasurement of equity-method investment	—	—	—	—	—	—	—	2,522	22	2,544
Other investing income (loss)—net	13	39	10	19	81	14	18	11	—	43
Interest incurred	(152)	(151)	(151)	(157)	(611)	(169)	(192)	(262)	(265)	(888)
Interest capitalized	24	24	27	26	101	29	29	52	31	141
Other income (expense)—net	(2)	2	1	(1)	—	1	4	10	16	31

Income (loss) from continuing operations before income taxes	327	302	260	191	1,080	247	207	2,706	424	3,584
Provision (benefit) for income taxes	96	102	62	141	401	51	84	998	116	1,249

Income (loss) from continuing operations	231	200	198	50	679	196	123	1,708	308	2,335
Income (loss) from discontinued operations	(1)	(8)	(1)	(1)	(11)	—	4	—	—	4

Net income (loss)	230	192	197	49	668	196	127	1,708	308	2,339
Less: Net income attributable to noncontrolling interests	69	50	56	63	238	56	24	30	115	225

Net income (loss) attributable to The Williams Companies, Inc.	$161	$142	$141	$(14)	$430	$140	$103	$1,678	$193	$2,114

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$162	$149	$143	$(13)	$441	$140	$99	$1,678	$193	$2,110
Income (loss) from discontinued operations	(1)	(7)	(2)	(1)	(11)	—	4	—	—	4

Net income (loss)	$161	$142	$141	$(14)	$430	$140	$103	$1,678	$193	$2,114

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$.23	$.22	$.20	$(.02)	$.64	$.20	$.14	$2.22	$.26	$2.91
Income (loss) from discontinued operations	—	(.01)	—	—	(.02)	—	.01	—	—	.01

Net income (loss)	$.23	$.21	$.20	$(.02)	$.62	$.20	$.15	$2.22	$.26	$2.92

Weighted-average number of shares used in computations (thousands)	687,143	686,924	687,306	683,552	687,185	688,904	700,696	752,064	751,898	723,641

Common shares outstanding at end of period (thousands)	682,591	683,063	683,334	683,777	683,777	685,419	747,190	747,453	747,531	747,531
Market price per common share (end of period)	$37.46	$32.47	$36.36	$38.57	$38.57	$40.58	$58.21	$55.35	$44.94	$44.94

Common dividends per share	$.33875	$.3525	$.36625	$.38	$1.4375	$.4025	$.4250	$.56	$.57	$1.9575

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of GAAP “Segment Profit (Loss)” to Non-GAAP “Adjusted Segment Profit (Loss)” and “Adjusted Segment Profit (Loss) + DD&A”

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Segment profit (loss):

Williams Partners	$494	$427	$411	$345	$1,677	$503	$393	$373	$474	$1,743
Access Midstream	—	29	6	26	61	6	9	2,563	225	2,803
Williams NGL & Petchem Services	(2)	(1)	(4)	(25)	(32)	(100)	(8)	(3)	(4)	(115)
Other	(5)	1	(1)	—	(5)	3	1	1	(1)	4

Total segment profit (loss)	$487	$456	$412	$346	$1,701	$412	$395	$2,934	$694	$4,435

Segment adjustments:

Williams Partners	$(6)	$1	$(17)	$143	$121	$60	$119	$(7)	$(184)	$(12)
Access Midstream	—	(26)	—	(5)	(31)	—	(2)	(2,478)	27	(2,453)
Williams NGL & Petchem Services	—	—	—	20	20	95	1	—	(1)	95
Other	—	—	—	—	—	—	—	—	—	—

Total segment adjustments	$(6)	$(25)	$(17)	$158	$110	$155	$118	$(2,485)	$(158)	$(2,370)

Adjusted segment profit (loss):

Williams Partners	$488	$428	$394	$488	$1,798	$563	$512	$366	$290	$1,731
Access Midstream	—	3	6	21	30	6	7	85	252	350
Williams NGL & Petchem Services	(2)	(1)	(4)	(5)	(12)	(5)	(7)	(3)	(5)	(20)
Other	(5)	1	(1)	—	(5)	3	1	1	(1)	4

Total adjusted segment profit (loss)	$481	$431	$395	$504	$1,811	$567	$513	$449	$536	$2,065

Depreciation and amortization (DD&A):

Williams Partners	$196	$191	$201	$203	$791	$208	$207	$209	$231	$855
Access Midstream*	17	15	16	15	63	15	15	175	170	375
Williams NGL & Petchem Services	—	—	—	—	—	—	1	(1)	—	—
Other	5	7	6	6	24	6	6	6	7	25

Total depreciation and amortization	$218	$213	$223	$224	$878	$229	$229	$389	$408	$1,255

Adjusted segment profit (loss) + DD&A:

Williams Partners	$684	$619	$595	$691	$2,589	$771	$719	$575	$521	$2,586
Access Midstream	17	18	22	36	93	21	22	260	422	725
Williams NGL & Petchem Services	(2)	(1)	(4)	(5)	(12)	(5)	(6)	(4)	(5)	(20)
Other	—	8	5	6	19	9	7	7	6	29

Total adjusted segment profit (loss) + DD&A	$699	$644	$618	$728	$2,689	$796	$742	$838	$944	$3,320

*	DD&A adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investments and its proportional share of the underlying net assets.

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in other investing income (loss)—net in the Consolidated Statement of Income. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues	$702	$717	$731	$764	$2,914	$763	$763	$766	$815	$3,107
Product sales	1,104	1,046	887	884	3,921	930	853	942	796	3,521

Total revenues	1,806	1,763	1,618	1,648	6,835	1,693	1,616	1,708	1,611	6,628
Segment costs and expenses:
Product costs	790	801	710	726	3,027	769	724	807	716	3,016
Operating and maintenance expenses	257	289	265	269	1,080	248	251	267	306	1,072
Depreciation and amortization expenses	196	191	201	203	791	208	207	209	231	855
Selling, general, and administrative expenses	85	85	90	90	350	90	88	89	107	374
Net insurance recoveries—Geismar Incident	—	—	(50)	10	(40)	(119)	(42)	—	(71)	(232)
Other (income) expense—net	1	4	21	25	51	17	27	(1)	(111)	(68)

Total segment costs and expenses	1,329	1,370	1,237	1,323	5,259	1,213	1,255	1,371	1,178	5,017
Equity earnings	18	35	31	20	104	23	32	36	41	132
Income (loss) from investments	(1)	(1)	(1)	—	(3)	—	—	—	—	—

Reported segment profit	494	427	411	345	1,677	503	393	373	474	1,743
Adjustments	(6)	1	(17)	143	121	60	119	(7)	(184)	(12)

Adjusted segment profit	$488	$428	$394	$488	$1,798	$563	$512	$366	$290	$1,731

Operating statistics
Interstate Transmission
Throughput (Tbtu)	1,046.6	850.0	925.4	1,047.9	3,869.9	1,141.6	938.1	978.0	1,083.9	4,141.6
Avg. daily transportation volumes (Tbtu)	11.6	9.3	10.0	11.4	10.6	12.6	10.4	10.6	11.7	11.4
Avg. daily firm reserved capacity (Tbtu)	12.3	11.9	11.8	12.3	12.1	12.6	12.4	12.5	12.9	12.9

Gathering and Processing*
Gathering volumes (Tbtu)	405	429	442	455	1,731	436	450	461	487	1,834
Plant inlet natural gas volumes (Tbtu)	389	408	393	359	1,549	339	344	370	366	1,419

Ethane equity sales (million gallons)	23	43	57	24	147	33	39	42	43	157
Non-ethane equity sales (million gallons)	163	157	153	134	607	113	108	124	131	476

NGL equity sales (million gallons)	186	200	210	158	754	146	147	166	174	633

Ethane margin ($/gallon)	$0.03	$0.02	$(0.01)	$0.02	$0.01	$0.20	$0.18	$0.16	$0.17	$0.17
Non-ethane margin ($/gallon)	$0.87	$0.75	$0.85	$0.94	$0.85	$0.88	$0.80	$0.78	$0.58	$0.76
NGL margin ($/gallon)	$0.77	$0.59	$0.62	$0.80	$0.69	$0.73	$0.64	$0.63	$0.48	$0.61

Ethane production (million gallons)	160	186	181	143	670	135	173	154	163	625
Non-ethane production (million gallons)	404	439	425	381	1,649	372	384	417	408	1,581

NGL production (million gallons)	564	625	606	524	2,319	507	557	571	571	2,206

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	246	211	10	—	467	—	—	—	—	—

Geismar ethylene margin ($/lb)	$0.37	$0.33	$0.05	$—	$0.34	$—	$—	$—	$—	$—

Equity investments—100%
Discovery NGL equity sales (million gallons)	19	18	6	6	49	10	10	18	15	53
Discovery NGL production (million gallons)	63	64	45	46	218	47	54	65	61	227
Laurel Mountain gathering volumes (Tbtu)	27	29	32	36	124	34	36	38	40	148
Overland Pass NGL transportation volumes (Mbbls)	7,402	11,151	13,174	11,463	43,190	8,612	8,926	9,482	10,118	37,138

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Access Midstream

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr(1)	4th Qtr(1)	Year(1)
Service Revenues	$—	$—	$—	$—	$—	$—	$—	$300	$481	$781
Segment costs and expenses:
Operating and maintenance expense	—	—	—	—	—	—	—	88	117	205
Depreciation and amortization expense	—	—	—	—	—	—	—	155	141	296
Selling, general, and administrative	—	—	—	—	—	—	2	38	48	88
Other (income) expense—net	—	—	—	—	—	—	—	4	20	24

Total segment costs and expenses	—	—	—	—	—	—	2	285	326	613
Equity earnings (loss)	17	18	22	36	93	21	22	49	77	169
Less: Amortization of equity investment basis differences	17	15	16	15	63	15	15	20	29	79

Total equity earnings	—	3	6	21	30	6	7	29	48	90
Income (loss) from investments	—	26	—	5	31	—	4	2,519	22	2,545
Reported segment profit (loss)	—	29	6	26	61	6	9	2,563	225	2,803
Adjustments	—	(26)	—	(5)	(31)	—	(2)	(2,478)	27	(2,453)

Adjusted segment profit (loss)	$—	$3	$6	$21	$30	$6	$7	$85	$252	$350

Distributions received	$20	$22	$22	$29	$93	$31	$33	$78	$83	$225
Operating statistics
Throughput, bcf per day(2)
Barnett shale								.876	.853	.865
Eagle Ford shale								.348	.376	.362
Haynesville shale								.714	.802	.758
Marcellus shale								1.193	1.272	1.233
Niobrara shale								.030	.034	.032
Utica shale								.418	.484	.451
Mid-Continent								.554	.537	.545

Total throughput								4.133	4.358	4.246

(1)	Amounts reflect results of operations subsequent to the consolidation of ACMP at July 1, 2014.

(2)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.

Williams NGL & Petchem Services

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Segment costs and expenses:
Operating and maintenance expenses	$1	$1	$1	$—	$3	$2	$1	$2	$2	$7
Selling, general, and administrative expenses	—	—	3	3	6	22	4	3	1	30
Other (income) expense—net	1	—	—	22	23	(1)	1	(1)	$1	—

Total segment costs and expenses	2	1	4	25	32	23	6	4	4	37
Equity earnings (losses)	—	—	—	—	—	(77)	(2)	1	—	(78)

Reported segment profit (loss)	(2)	(1)	(4)	(25)	(32)	(100)	(8)	(3)	(4)	(115)
Adjustments	—	—	—	20	20	95	1	—	(1)	95

Adjusted segment profit (loss)	$(2)	$(1)	$(4)	$(5)	$(12)	$(5)	$(7)	$(3)	$(5)	$(20)

Capital Expenditures and Investments

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Capital expenditures:
Williams Partners	$703	$791	$928	$894	$3,316	$724	$943	$791	$811	$3,269
Access Midstream Partners	—	—	—	—	—	—	—	238	185	423
Williams NGL & Petchem Services	5	23	74	128	230	61	85	62	78	286
Other	5	3	10	8	26	8	18	13	14	53

Total*	$713	$817	$1,012	$1,030	$3,572	$793	$1,046	$1,104	$1,088	$4,031

Purchase of business (net of cash acquired):
Other	$—	$—	$—	$6	$6	$—	$—	$5,958	$—	$5,958

Purchase of investments:
Williams Partners	$93	$89	$162	$95	$439	$215	$16	$34	$33	$298
Access Midstream Partners	—	—	—	—	—	—	—	65	105	170
Williams NGL & Petchem Services	—	2	—	10	12	13	2	—	(1)	14
Other	—	4	—	—	4	—	—	—	—	—

Total	$93	$95	$162	$105	$455	$228	$18	$99	$137	$482

Summary:
Williams Partners	$796	$880	$1,090	$989	$3,755	$939	$959	$825	$844	$3,567
Access Midstream Partners	—	—	—	—	—	—	—	303	290	593
Williams NGL & Petchem Services	5	25	74	138	242	74	87	62	77	300
Other	5	7	10	14	36	8	18	5,971	14	6,011

Total	$806	$912	$1,174	$1,141	$4,033	$1,021	$1,064	$7,161	$1,225	$10,471

Capital expenditures incurred, purchase of business (net of cash acquired), and purchase of investments:
Increases to property, plant, and equipment	$732	$873	$1,080	$968	$3,653	$840	$949	$1,113	$1,029	$3,931
Purchase of businesses (net of cash acquired)	—	—	—	6	6	—	—	5,958	—	5,958
Purchase of investments	93	95	162	105	455	228	18	99	137	482

Total	$825	$968	$1,242	$1,079	$4,114	$1,068	$967	$7,170	$1,166	$10,371

*Increases to property, plant, and equipment	$732	$873	$1,080	$968	$3,653	$840	$949	$1,113	$1,029	$3,931
Changes in related accounts payable and accrued liabilities	(19)	(56)	(68)	62	(81)	(47)	97	(9)	59	100

Capital expenditures	$713	$817	$1,012	$1,030	$3,572	$793	$1,046	$1,104	$1,088	$4,031

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Depreciation and amortization:
Williams Partners	$196	$191	$201	$203	$791	$208	$207	$209	$231	$855
Access Midstream Partners	—	—	—	—	—	—	—	155	141	296
Other	5	7	6	6	24	6	7	5	7	25

Total	$201	$198	$207	$209	$815	$214	$214	$369	$379	$1,176

Other selected financial data:
Cash and cash equivalents	$702	$824	$732	$681	$681	$1,064	$860	$302	$240	$240
Total assets	$24,816	$25,657	$26,455	$27,142	$27,142	$28,306	$34,949	$49,807	$50,563	$50,563
Capital structure:
Debt
Commercial paper	$—	$710	$371	$225	$225	$—	$—	$265	$798	$798
Current	$1	$1	$1	$1	$1	$751	$751	$754	$754	$754
Noncurrent	$10,610	$10,359	$10,359	$11,353	$11,353	$12,099	$15,539	$19,922	$20,138	$20,138
Stockholders’ equity	$4,795	$4,694	$4,948	$4,864	$4,864	$4,616	$7,863	$9,129	$8,781	$8,781
Debt to debt-plus-stockholders’ equity ratio	68.9%	70.2%	68.4%	70.4%	70.4%	73.6%	67.4%	69.6%	71.2%	71.2%

Cash distributions received from interests in:
Williams Partners L.P.
General partner	$113	$122	$131	$58	$424	$164	$170	$175	$178	$687
Limited partner	228	237	242	245	952	250	252	256	260	1,018

	$341	$359	$373	$303	$1,376	$414	$422	$431	$438	$1,705
Access Midstream Partners, L.P.
General partner	$2	$3	$3	$7	$15	$9	$10	$25	$29	$73
Limited partner	18	19	19	22	78	22	23	53	54	152

	$20	$22	$22	$29	$93	$31	$33	$78	$83	$225

	$361	$381	$395	$332	$1,469	$445	$455	$509	$521	$1,930

Dividend Coverage Ratio

(UNAUDITED)

	2014
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Distributions from Pre-merger WPZ (accrued / “as declared” basis)	$422	$431	$438	$—	$1,291
Distributions from Pre-merger ACMP (accrued / “as declared” basis)	33	78	83	—	194
Distributions from the Merged Partnership (accrued / “as declared” basis)	—	—	—	515	515

Total distributions from Pre-merger WPZ, Pre-merger ACMP, and the Merged Partnership	455	509	521	515	2,000
Williams NGL & Petchem Services adjusted cash flow (see below)(1)	(5)	(8)	(5)	(6)	(24)
Corporate interest	(38)	(50)	(65)	(54)	(207)

Subtotal	412	451	451	455	1,769
WMB cash tax rate	3%	3%	—%	—%	2%
WMB cash taxes (excludes cash taxes paid by WPZ and ACMP)(2)	(13)	(14)	—	—	(27)
Corporate Capex	(8)	(18)	(13)	(16)	(55)

WMB cash flow available for dividends	$391	$419	$438	$439	$1,687
- per share	$0.57	$0.61	$0.59	$0.59	$2.36
WMB dividends paid	(276)	(291)	(419)	(426)	(1,412)

Excess cash flow available after dividends	$115	$128	$19	$13	$275
Dividend per share	$0.4025	$0.4250	$0.5600	$0.5700	$1.9575
Coverage ratio(3)	1.42	1.44	1.05	1.03	1.19

Williams NGL & Petchem Services Adjusted Cash Flow:
Reported segment profit	(100)	(8)	(3)	(4)	(115)
Adjustments	95	1	—	(1)	95

Adjusted segment profit	(5)	(7)	(3)	(5)	(20)
DD&A	—	1	(1)	—	—

Adjusted segment profit + DD&A	(5)	(6)	(4)	(5)	(20)
Less: Maintenance Capex	—	(2)	(1)	(1)	(4)

Adjusted cash flow	(5)	(8)	(5)	(6)	(24)

Notes:	(1) Targeted for dropdown in the future.

(2) Based on expected annual cash tax rate of 2%.

(3) WMB cash flow available for dividends / WMB dividends paid.

WMB Net Income to Adjusted EBITDA

	2015			2016			2017
($ in millions)	Low	Base	High	Low	Base	High	Low	Base	High
Net income from continuing operations	925	1,050	1,175	1,275	1,435	1,595	1,650	1,825	2,000
Add: Net interest expense	1,095	1,095	1,095	1,225	1,220	1,215	1,335	1,325	1,315
Add: Provision for income taxes	380	420	460	495	545	595	585	645	705
Add: Depreciation & amortization (DD&A)	1,750	1,750	1,750	1,870	1,870	1,870	1,945	1,945	1,945
Less: Equity earnings from investments	(380)	(385)	(390)	(495)	(505)	(515)	(645)	(660)	(675)
Add: Proportionate share of EBITDA from investments1	665	670	675	800	810	820	955	970	985
Adjustments2	(90)	(90)	(90)	—	—	—	—	—	—

Adjusted EBITDA	$4,345	$4,510	$4,675	$5,170	$5,375	$5,580	$5,825	$6,050	$6,275

	2015			2016			2017
1) Proportionate Share of EBITDA from investments:	Low	Base	High	Low	Base	High	Low	Base	High

Net income from continuing operations	$380	$385	$390	$495	$505	$515	$645	$660	$675
Add: Net interest expense	53	53	53	58	58	58	61	61	61
Add: Depreciation & amortization (DD&A)	206	206	206	226	226	226	236	236	236
Other	26	26	26	21	21	21	13	13	13

Adjusted EBITDA from Equity Investments	$665	$670	$675	$800	$810	$820	$955	$970	$985

	2015			2016			2017
2) Adjustments:	Low	Base	High	Low	Base	High	Low	Base	High

Geismar incident adjustment for insurance and timing (WPZ)	($150)	($150)	($150)	—	—	—	—	—	—
ACMP retention expenses (WPZ)	35	35	35	—	—	—	—	—	—
ACMP acquisition-related expenses	25	25	25	—	—	—	—	—	—

Total Adjustments	($90)	($90)	($90)	—	—	—	—	—	—

WPZ Distributable Cash Flow and Cash Distribution Coverage Ratio

	2015						2016						2017
Dollars in millions, except per L.P. unit	Low		Base		High		Low		Base		High		Low		Base		High

Adjusted EBITDA1	$4,300		$4,465		$4,630		$5,120		$5,315		$5,510		$5,750		$5,965		$6,180
Less: Maintenance Capex2	(430)		(430)		(430)		(440)		(440)		(440)		(440)		(440)		(440)
Less: Interest Expense (cash portion)3	(885)		(885)		(885)		(1,000)		(995)		(990)		(1,110)		(1,100)		(1,090)
Less: Cash Taxes	(5)		(5)		(5)		(10)		(10)		(10)		(10)		(10)		(10)
Less: Noncontrolling Interests	(135)		(135)		(135)		(195)		(195)		(195)		(230)		(230)		(230)

Distributable Cash Flow Attributable to Partnership Operations	$2,845		$3,010		$3,175		$3,475		$3,675		$3,875		$3,960		$4,185		$4,410

Cash Distributions (accrued)	$3,010		$3,005		$2,995		$3,380		$3,440		$3,515		$3,770		$3,925		$4,090
- per L.P. Unit	$3.40		$3.40		$3.40		$3.64		$3.71		$3.78		$3.89		$4.04		$4.19
- Annual growth rate							7%		9%		11%		7%		9%		11%

Cash Distribution Coverage Ratio	0.95	x	1.00	x	1.06	x	1.03	x	1.07	x	1.10	x	1.05	x	1.07	x	1.08	x

Notes: 1 A more detailed schedule reconciling this non-GAAP measure is provided in this presentation.    2 Includes proportionate share of maintenance capex of equity investments    3 Includes proportionate share of interest expense of equity investments

WMB Dividend Illustration and Coverage Calculation

(Midpoint of guidance, dollars in millions except per share amounts)

2015	2016	2017
Distributions from MLP	$2,140	$2,455	$2,805
Williams NGL & Petchem Services Adjusted Cash Flow (see below)	(5)	—	25
Corporate Interest	(255)	(260)	(260)

Subtotal	1,880	2,195	2,570
WMB Cash Tax Rate1	-2.9%	0.0%	0.2%
WMB Cash Taxes (excludes cash taxes paid by MLP)	55	—	(5)
Corporate Capex and Other	(60)	(60)	(40)

WMB Cash Flow Available for Dividends	$1,875	$2,135	$2,525
- per share	$2.50	$2.83	$3.32
WMB Expected Dividends Paid	(1,785)	(2,020)	(2,290)

Excess Cash Flow Available After Dividends	$90	$115	$235
Coverage Ratio2	1.05	x	1.06	x	1.10	x
Dividend Per Share	$2.38	$2.68	$3.01
Annual Growth Rate	22%	12.5%	12.5%

Williams NGL & Petchem Services Adjusted Cash Flow:
Adjusted EBITDA (see reconciliation provided in this presentation)	(5)	5	30
Maintenance Capital	—	(5)	(5)

Adjusted Cash Flow	(5)	—	25

Notes: 1 Near-term tax rates are lower than longer-term rates due to accelerated depreciation and deductions related to our investment in ACMP. A 2014 tax Net Operating Loss, due to bonus depreciation, will yield a carryback refund from 2012 and a carryforward reducing taxes through 2017. The average tax rate for 2018–2019 is expected to be approximately 4%, which represents a blended rate on MLP distributions, WMB NGL Petchem earnings, and corporate interest expense as well other tax items impacting the WMB corporate entity.    2 WMB Cash Flow Available for Dividends / WMB Expected Dividends Paid.